EXHIBIT 10.27

AEOLUS PHARMACEUTICALS, INC.
INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) is made and entered into as of [__________], 20[__], by and between Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and [Name of Director/Officer] (“Agent”).

Recitals

WHEREAS, Agent performs a valuable service to the Company in his capacity as [Officer title(s)][a Director] of the Company;

WHEREAS, the Company’s Bylaws (the “Bylaws”), which were approved by the stockholders of the Company, provide for the indemnification of the directors, officers, employees and other agents of the Company, including persons serving at the request of the Company in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Company and its officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to serve as [Officer title(s)][a Director] of the Company, the Company has determined and agreed to enter into this Agreement with Agent.

NOW, THEREFORE, in consideration of Agent’s continued service as [Officer title(s)][a Director] of the Company after the date hereof, the parties hereto agree as follows:

Agreement

1. Services to the Company. Agent will serve, at the will of the Company or under separate contract, if any such contract exists, as [Officer title(s)][a Director] of the Company or as a director, executive officer or other fiduciary of an affiliate of the Company, including any subsidiary or employee benefit plan of the Company (each, an “Affiliate”), faithfully and to the best of Agent’s ability so long as Agent remains in such position(s); provided, however, that Agent may at any time and for any reason resign from such position(s) (subject to any contractual obligation that Agent may have assumed apart from this Agreement or any obligation imposed by operation of law) and that neither the Company nor any Affiliate shall have an obligation under this Agreement to continue Agent in any such position(s). This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Agent. The foregoing notwithstanding, this Agreement shall continue in force after Agent has ceased to serve as [Officer title(s)][a Director] of the Company (or one of its subsidiaries).

2. Indemnity of Agent. The Company hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the DGCL, as the same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the Bylaws or the DGCL permitted prior to adoption of such amendment).

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Company hereby further agrees to hold harmless and indemnify Agent:

(a) Against any and all Expenses (as defined below) that Agent becomes legally obligated to pay because of any claim or claims made against or by Agent in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, and whether formal or informal (including an action by or in the right of the Company), to which Agent is, was or at any time becomes a party or a participant, including as a witness or otherwise, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including a subsidiary of the Company (each, a “Proceeding”). The definition of Proceeding shall be considered met if Agent in good faith believes the situation might lead to the institution of a Proceeding. “Expenses” shall mean all expenses, including attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement, any federal, state, local or foreign taxes imposed on Agent as a result of the actual or deemed receipt of any payments under this Agreement, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, and penalties imposed on Agent, costs associated with any appeals, including without limitation the premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent, and any other amounts for time spent by Agent for which Agent is not compensated by the Company or any Affiliate or third party (i) for any period during which Agent is not an agent, in the employment of, or providing services for compensation to, the Company or any Affiliate, and (ii) if the rate of compensation and the estimated time involved is approved by the members of the Company’s Board of Directors (the “Board”) who are not parties to any action with respect to which expenses are incurred, for Agent while an agent of, employed by or providing services for compensation to the Company or any Affiliate.

(b) Otherwise to the fullest extent as may be provided to Agent by the Company under the non-exclusivity provisions of the DGCL and Article V of the Bylaws, as the same may be amended, restated or otherwise modified from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights in favor of Agent than permitted prior to adoption of such amendment).

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 or 3 hereof shall be paid by the Company:

(a) On account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Company pursuant to the provisions of Section 16(b) (“Section 16(b)”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any federal, state or local statutory law; provided that with respect to a claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Company pursuant to the provisions of Section 16(b), Agent shall be entitled to the advancement of legal expenses unless the Company reasonably determines that Agent clearly violated Section 16(b) and must disgorge profits to the Company pursuant to the terms thereof. Notwithstanding anything to the contrary stated or implied in this Section 4(a), indemnification pursuant to this Agreement relating to any Proceeding against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Company pursuant to the provisions of Section 16(b) or similar provisions of any federal, state or local laws shall not be prohibited if Agent ultimately establishes in any Proceeding that no recovery of such profits from Agent is permitted under Section 16(b) or similar provisions of any federal, state or local laws;

(b) on account of Agent’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Agent’s conduct that is established by a final judgment as constituting a breach of Agent’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Agent was not legally entitled;

(d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Company and Agent are aware that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any Proceeding (or part thereof) initiated by Agent, or any Proceeding by Agent against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law, (iv) the Proceeding is initiated pursuant to Section 9 hereof, and (v) the Proceeding initiated by Agent is a cross-claim or counter-claim.

5. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any Proceeding by reason of the fact that Agent was serving in the capacity referred to herein.

6. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Company for a portion of the Expenses that Agent becomes legally obligated to pay in connection with any Proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Agent for the portion thereof to which Agent is entitled.

7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any Proceeding, Agent will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such Proceeding as to which Agent notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Company to Agent of its election to assume the defense thereof, the Company will not be liable to Agent under this Agreement for any expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Company, (ii) Agent has reasonably concluded, and so notified the Company, that there is an actual conflict of interest between the Company and Agent in the conduct of the defense of such action, (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Company, or (iv) Agent shall have reasonably concluded that counsel engaged by the Company on behalf of Agent may not adequately represent Agent. If, under applicable laws and rules of attorney professional conduct, there exists a potential, but not actual, conflict of interest between the Company and Agent, the Company’s indemnification and Expense advancement obligations to Agent under this Agreement shall include reasonable legal fees and reasonable costs incurred by Agent for separate counsel retained by Agent to monitor the Proceeding (so that such separate counsel may assume Agent’s defense if the conflict of interest between the Company and Agent becomes an actual conflict of interest). The existence of an actual or potential conflict, and whether any such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c) the Company shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

8. Advances of Expenses.

(a) Agent shall have the right to advancement by the Company prior to the final adjudication of any Proceeding of any and all Expenses relating to, arising out of or resulting from any Proceeding paid or incurred by Agent or which Agent determines are reasonably likely to be paid or incurred by Agent. The right to advances under this Section 8(a) shall in all events continue until final disposition of any Proceeding, including any appeal therein. Advances shall be made without regard to Agent’s ability to repay the Expenses and without regard to Agent’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall be unsecured and interest free. Advances shall include any and all reasonable Expenses incurred in pursuing an action to enforce this right of advancement, including Expenses incurred in preparing and forwarding statements to the Company to support the advances claimed.

(b) Agent’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within ten (10) business days after any request by Agent, the Company shall, in accordance with such request (but without duplication), (i) pay such Expenses on behalf of Agent, (ii) advance to Agent funds in an amount sufficient to pay such Expenses, or (iii) reimburse Agent for such Expenses.

(c)  Agent shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Agent undertakes to the fullest extent permitted by law to repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Agent is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement.

9. Enforcement; Presumption of Entitlement.

(a) Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within forty-five (45) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the Expense of prosecuting Agent’s claim.

(b)  It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for Expenses pursuant to Section 8 hereof) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Company (including the Board or the Company’s stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Company (including the Board or the Company’s stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

(c) In any such Proceeding instituted by Agent pursuant to this Section 9, the Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(d) In making any determination concerning Agent’s right to indemnification, there shall be a presumption that Agent has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any determination concerning Agent’s right to indemnification that is adverse to Agent may be challenged by Agent a court with jurisdiction over Agent and the Company. No determination by the Company (including without limitation by its directors or any independent counsel) that Agent has not satisfied any applicable standard of conduct shall be a defense to any claim by Agent for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Agent has not met any applicable standard of conduct.

(e) The termination of any Proceeding by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Agent to indemnification or create a presumption that Agent did not act in good faith and in a manner which Agent reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, that Agent had reasonable cause to believe that Agent’s conduct was unlawful.

(f) If the person or persons so empowered to make a determination concerning Agent’s right to indemnification pursuant to this Agreement shall have failed to make the requested determination within thirty (30) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Company to determine Agent’s entitlement to indemnification, the requisite determination that Agent is entitled to indemnification shall be deemed to have been made.

(g) The remedies provided for in this Section 9 shall be in addition to any other remedies available to Agent at law or in equity.

10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

11. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, each as may be amended from time to time, agreement, vote of stockholders or directors, or otherwise, both as to action in Agent’s official capacity and as to action in another capacity while holding office.

12. Survival of Rights; Change in Control.

(a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

(b) The Company shall require and cause any successor thereto (whether direct or indirect) in connection with a Change in Control (as defined below), by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such Change in Control occurred. A “Change in Control” shall mean: (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the combined voting power of all outstanding securities of the Company pursuant to one or more written definitive agreements entered into between the Company and the acquirer(s); (ii) a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company as of immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity as of immediately after such merger or consolidation; (iii) the sale, transfer or other disposition (in one or more transactions or series of related transactions) of all or substantially all of the assets of the Company; or (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding voting securities are transferred to or acquired by one or more persons or entities different from the persons or entities holding those securities as of immediately prior to such merger.

13. Contribution.

(a) If the indemnification provided for by this Agreement is unavailable in whole or in part and may not be paid to Agent for any reason other than those set forth in Section 4, then in respect to any Proceeding in which the Company is jointly liable with Agent (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Agent, shall pay, in the first instance, the entire amount of Expenses incurred by Agent in connection with any Proceeding without requiring Agent to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Agent.

(b) The Company hereby agrees to fully indemnify and hold harmless Agent from any claims for contribution which may be brought by officers, directors or employees of the Company (other than Agent) who may be jointly liable with Agent.

14. Liability Insurance.

(a) For the duration of Agent’s service as a director and/or officer of the Company, and thereafter for so long as Agent shall be subject to any pending or possible indemnifiable claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance.

(b) In the event that any action is instituted by Agent under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Agent shall be entitled to be paid all Expenses incurred by Agent with respect to such action, regardless of whether Agent is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Agent as a basis for such action was not made in good faith or was frivolous.

(c) The Company shall make available to Agent a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. The Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next without the prior approval thereof by a majority vote of the incumbent directors of the Company, even if less than a quorum.

15. Optional Trust. The Company may, but shall not be required to create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance Expenses pursuant to this Agreement.

16. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Agent for purposes of determining any rights under this Agreement.

17. Separability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

18. Coverage. This Agreement shall apply with respect to Agent’s service as [Officer title(s)][a Director] of the Company prior to the date of this Agreement.

19. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware (without regard to conflicts of laws principles).

20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the Company and Agent.

21. Identical Counterparts; Facsimile. This Agreement may be executed in one or two counterparts, including counterparts transmitted by facsimile or other electronic communication, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement. Facsimile signatures, or signatures delivered by other electronic transmission, shall be as effective as original signatures.

22. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) upon delivery if delivered by hand to the party to whom such communication was directed; (ii) when sent by confirmed electronic mail, with verification of receipt, or by facsimile, in either case, if sent during regular business hours; if not, then on the next business day; (iii) one (1) business day after deposit with an overnight courier service specifying one (1) day delivery; or (iv) upon the fourth (4th) business day after the date on which such communication was mailed if mailed by certified or registered mail, return receipt requested, with postage prepaid, in each case properly addressed to the party to receive the same.

(a) All communications shall be delivered to Agent at the address indicated on the signature page hereof, or at such other address as Agent shall designate by ten (10) days’ advance written notice to the Company.

(b) All communications shall be delivered to the Company at 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691; Attn: Chief Executive Officer, or to such other address as may have been furnished to Agent by the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnity Agreement on and as of the day and year first above written.

Aeolus Pharmaceuticals, Inc.

By:
Name:
Its:

Agent
By:
Name: [Name of Officer/Director]
Address:

[Signature Page to Indemnity Agreement]